Exhibit 99.1

ReWalk Robotics Reports Third Quarter 2020 Financial Results

MARLBOROUGH, Mass. BERLIN, Germany and YOKNEAM ILIT, Israel, November 10, 2020 - ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or the “Company”) today announced its financial results for the three and nine months ended September 30, 2020.

Highlights of and subsequent to the third quarter of 2020 include:

•	Total revenue for the third quarter of 2020 was $0.7 million, compared to $1.2 million in the prior year quarter;

•	Received Medicare Provider certification from the Centers for Medicare & Medicaid Services ("CMS");

•	Completed additional contract with a German payor; and

•
Raised total of approximately $9.0 million in gross proceeds from a registered direct offering of ordinary shares and a concurrent private placement of unregistered warrants to purchase ordinary shares (as previously referenced in ReWalk’s Second Quarter 2020 Financial Results).

“Our most important measurements in the quarter were the achievements with CMS certification and the additional German insurance contract as they are the strategic drivers of growth for our company” said Larry Jasinski, Chief Executive Officer. “The revenue for the quarter was impacted by the limited market access to train and process insurance submissions due to the current environment. We anticipate that our results will remain choppy until COVID-19 restrictions lessen.”

Third Quarter 2020 Financial Results

Total revenue was $0.7 million for the third quarter of 2020, compared to $1.2 million during the prior year quarter. The decrease was mainly due to a lower number of units sold in Germany and the U.S.

Gross margin remained generally flat with 52% during the third quarter of 2020 compared to 53% during the third quarter of 2019.

Total operating expenses in the third quarter of 2020 were $3.5 million, compared to $3.7 million in the prior year quarter. The decrease was mainly due to lower R&D spend as we completed the development of our ReStore® device.

Net loss was $3.3 million for the third quarter of 2020, compared to a net loss of $3.4 million in the prior year quarter.

Non-GAAP net loss was $3.0 million for the third of 2020 compared to $3.1 million during the prior year quarter. Reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of September 30, 2020, ReWalk had $18.1 million in cash on its balance sheet and $3.4 million in short- and long-term debt.

Conference Call

ReWalk management will host its third quarter 2020 conference call as follows:

Date		Tuesday, November 10, 2020
Time		8:30 AM EST
Telephone	U.S:	(844) 423-9889
	International:	(716) 247-5804
	Israel:	18 09 31 53 62
	Germany:	08 00 18 15 287
Access code		7496152
Webcast (live, listen-only and archive)		www.rewalk.com under the “Investors” section.

The archived webcast will be available via the following URL https://edge.media-server.com/mmc/p/ou3s2sujor through the 'Investors—Webcasts & Presentations' section on www.rewalk.com.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures, and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke.  ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel, and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel and the United States.

ReStore® is a registered trademark of ReWalk Robotics Ltd. in Europe and an allowed trademark in the United States.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek" and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk's control. Important factors that could cause ReWalk's actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk's management's conclusion, and its independent registered public accounting firm's statement in its opinion relating to its consolidated financial statements for the fiscal year ended December 31, 2019, that there is a substantial doubt as to the Company's ability to continue as a going concern; the current COVID-19 pandemic has adversely affected and may continue to affect adversely  business and results of operations; ReWalk's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; ReWalk's ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk's ability to establish a pathway to commercialize its products in China; ReWalk's ability to maintain and grow its reputation and the market acceptance of its products; ReWalk's ability to achieve reimbursement from third-party payors for its products; ReWalk's limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk's expectations as to its clinical research program and clinical results; ReWalk's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk's ability to repay its secured indebtedness; ReWalk's ability to improve its products and develop new products; ReWalk's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk's ability to market and sell its products; ReWalk's ability to gain and maintain regulatory approvals; ReWalk's expectations as to the results of, and the Food and Drug Administration's potential regulatory developments with respect to its mandatory 522 postmarket surveillance study; ReWalk's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; the impact of substantial sales of the Company's shares by certain shareholders on the market price of the Company's ordinary shares; ReWalk's ability to use effectively the proceeds of its offerings of securities; the risk of substantial dilution resulting from the periodic issuances of ReWalk's ordinary shares; the impact of the market price of the Company's ordinary shares on the determination of whether it is a passive foreign investment company; and other factors discussed under the heading "Risk Factors" in ReWalk's annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk's actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and nine months ended September 30, 2020 and 2019, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense, (ii) depreciation and (iii) non-cash financial expenses.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense, depreciation and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP, and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:
Ori Gon
Chief Financial Officer
ReWalk Robotics Ltd.
T: +972-4-9590123
E: investorrelations@rewalk.com

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Operations
(unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Revenue	$747	$1,234	$3,175	$3,692
Cost of revenues	355	585	1,388	1,682

Gross profit	392	649	1,787	2,010

Operating expenses:
Research and development, net	756	1,018	2,695	4,292
Sales and marketing	1,507	1,453	4,541	4,571
General and administrative	1,198	1,209	3,774	3,988
Total operating expenses	3,461	3,680	11,010	12,851
Operating loss	(3,069)	(3,031)	(9,223)	(10,841)
Financial expenses, net	242	360	723	1,131
Loss before income taxes	(3,311)	(3,391)	(9,946)	(11,972)
Taxes on income (tax benefit)	25	(2)	85	4

Net loss	$(3,336)	$(3,389)	$(10,031)	$(11,976)

Net loss per ordinary share, basic and diluted	$(0.18)	$(0.46)	$(0.71)	$(2.27)
Weighted average number of shares used in computing net loss per ordinary share, basic and diluted	18,881,694	7,290,791	14,132,375	5,284,451

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(3,336)	$(3,389)	$(10,031)	$(11,976)
Non-cash share based compensation expense	232	236	544	869
Depreciation of property and equipment, net	64	69	215	242
Non-cash financial expenses	59	-	59	-
Non-GAAP net loss	$(2,981)	$(3,084)	$(9,213)	$(10,865)

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Balance Sheets
(unaudited)
(In thousands, except share and per share data)

	September 30,	December 31,
	2020	2019
Assets

Current assets
Cash and cash equivalents	$18,050	$16,253
Trade receivable, net	715	794
Prepaid expenses and other current assets	833	903
Inventories	3,707	3,123
Total current assets	23,305	21,073

Restricted cash and other long term assets	1,034	1,061
Operating lease right-of-use assets	1,421	1,737
Property and equipment, net	474	501
Total assets	$26,234	$24,372

Liabilities and equity

Current liabilities
Current maturities of long term loans	$3,280	$5,438
Current maturities of operating leases	622	637
Trade payables	2,107	2,698
Other current liabilities	1,636	1,395
Total current liabilities	7,645	10,168

Long term loan, net of current maturities	154	1,527
Noncurrent operating leases	985	1,315
Other long-term liabilities	661	582

Shareholders’ equity	16,789	10,780
Total liabilities and equity	$26,234	$24,372

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Cash Flows
(unaudited)
(In thousands)

	Nine Months Ended
	September 30,
	2020	2019

Net cash used in operating activities	$(10,131)	$(11,225)

Net cash used in investing activities	(73)	(8)

Net cash provided by financing activities	11,948	22,033

Increase in cash, cash equivalents, and restricted cash	1,744	10,800
Cash, cash equivalents, and restricted cash at beginning of period	16,992	10,347

Cash, cash equivalents, and restricted cash at end of period	$18,736	$21,147

ReWalk Robotics Ltd. And subsidiaries
(unaudited)
(In thousands, except units placed)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Revenue:
Israel	$-	$-	$-	$2
United States	325	569	1,172	1,492
Europe	413	665	1,990	2,162
Asia Pacific	2	-	6	36
Latin America	6	-	6	-
Africa	1	-	1	-
Total Revenue	$747	$1,234	$3,175	$3,692

Revenue:
Personal units revenue	$698	$1,127	$3,079	$3,524
Rehabilitation units revenue	49	107	96	168
Total Revenue	$747	$1,234	$3,175	$3,692